UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2012

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2012, CorMedix, Inc. (the “Company”), a Delaware corporation, held the initial closing of its offering of Units, each Unit consisting of (i) a one-year $1,000 aggregate principal amount 9% Senior Convertible Note (the “Notes”), convertible into shares (the “Conversion Shares”) of common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $0.35 per Note, and (ii) a five-year redeemable Warrant (the “Warrants”), to purchase 2,500 shares of Common Stock (the “Warrant Shares”), to certain accredited investors (the “Purchasers”) pursuant to a Subscription Agreement (referred to herein as the “2012 Financing”). The Units are being offered on a “reasonable efforts, all-or-none” basis as to 500 Units for a minimum amount of $500,000, and, thereafter on a “reasonable efforts” basis as to the remaining 2,500 Units for a maximum amount of $3,000,000 (the “Maximum Amount”).

At the initial closing, the Company sold 850 Units for a total gross amount of $850,000. The maturity date of the Notes issued in the initial closing is September 20, 2013. After the initial closing, the Company may sell up to the Maximum Amount and further closings may be conducted for the sale of the Units until November 14, 2012.

The Notes bear interest at a rate of 9% per annum payable quarterly in arrears. The Company shall have the right to prepay, in certain instances, all (but not less than all, subject to certain share ownership limitations) of the then outstanding Notes by paying 120% of the principal and accrued but unpaid interest through and including the date each Note is repaid.

At the initial closing, the Purchasers were issued Warrants to purchase the Company’s Common Stock, exercisable for a period of five (5) years at an initial exercise price of $0.40, subject to adjustment. The Warrants provide for customary adjustments to the exercise price in the event of stock splits, stock dividends and other similar corporate events and may be exercised on a cashless basis. The Warrants do not confer any voting rights or any other rights as a shareholder.

The Company, upon thirty-day notice to holders of outstanding Warrants, has the right, subject to certain limitations, to redeem all or any portion of the Warrants then outstanding for consideration of $0.001 per Warrant if (i) either (a) there is an effective registration statement for resale of all of the Conversion Shares, or (b) all of the Conversion Shares may be resold pursuant to Rule 144 without any restrictions or limitations, and (ii) for the ten consecutive trading days prior to the date that the Company notifies such holders of such redemption, (a) the daily volume-weight adjusted market price of the Common Stock is equal to or greater than 140% of the then exercise price, and (b) the average daily value of the trading volume is not less than $100,000.

The Company has agreed to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of the Conversion Shares issuable pursuant to the 2012 Financing, referred to herein as the registrable shares, within sixty (60) days after the date of the final closing. Also, the Company has agreed to use its commercially reasonable efforts to have the registration statement declared effective within 120 days after the date of the final closing. These registration rights will cease once the registrable shares are eligible for sale by the Purchasers without restriction under Rule 144 pursuant to the Securities Act. Upon certain events, the Company has agreed to pay as partial liquidated damages an amount equal to 1.0% of the purchase price paid by each Purchaser per month until it cures such failure, but these payments may not exceed 5% of the aggregate principal amount of the Notes outstanding.

Certain of the Company’s officers and directors have participated in the initial closing as Purchasers. The Purchasers represented that they are “accredited investors” and agreed that the securities issued in the 2012 Financing bear a restrictive legend against resale with registration under the Securities Act. The Units were issued and sold pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D thereunder.

The Placement Agent for the 2012 Offering shall be paid an aggregate fee for acting as placement agent of cash equal to: (a) 5.0% sales commission for sales of Units to certain existing stockholders, and (b) 10% sales commission for the sale of Units to all other Purchasers, and warrants equal to 10% of the Notes purchased. Such warrants will have the same terms as those issued to the investors.

The net proceeds of the initial closing to the Company were $770,000, which was funded to the Company. Proceeds from the 2012 Offering will be used by the Company for marketing, manufacturing, rent and utilities, licensing obligations, payroll and working capital and general corporate purposes. At the initial closing, the Placement Agent received $62,500 in fees and a warrant to purchase 212,500 shares of common stock.

On September 25, 2012, the Company issued a press release announcing the private placement transaction, a copy of which is filed herewith. The foregoing description is subject to the terms of the final definitive agreements, which will be filed as exhibits to the Company’s next periodic report.

8.01 Other Events.

On April 20, 2012, the Company received notice from the NYSE Amex LLC (“NYSE Amex”) indicating that the Company is not in compliance with certain of the NYSE Amex continued listing standards. Specifically, the NYSE Amex has notified the Company that it is not in compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE Amex, as to whether such company will be able to continue operations and/or meet its obligations as they mature. The Company was afforded the opportunity to submit a plan of compliance to the NYSE Amex and on May 17, 2012, the Company presented its plan to the NYSE Amex. On July 2, 2012, the Company issued a press release to announce that the NYSE Amex had accepted the Company’s plan to regain compliance with the continued listing standards of the NYSE Amex by August 22, 2012. On September 21, 2012, the NYSE Amex notified the Company that the NYSE Amex was granting the Company an extension until January 31, 2013 to regain compliance with the continued listing standards of the NYSE Amex. As a result, the NYSE-Amex is continuing the Company’s listing pursuant to the extension. The Company will be subject to periodic review by the NYSE-Amex during the extended plan period. Failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE-Amex.

Item 9.01   Financial Statements and Exhibits

Exhibit 99.1                                Press release dated September 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2012	CORMEDIX INC.

	By:	/s/ Richard M. Cohen
		Name:	Richard M. Cohen
		Title:	Interim Chief Executive Officer and Interim Chief Financial Officer